Exhibit 99.1

MEDIA CONTACT:

Dan Bruck

dbruck@netelement.com
(305) 507-8808

www.netelement.com

Net Element to Acquire Aptito, a Next Generation

Cloud-Based Point of Sale Payments Platform

Acquisition Expected to Add Innovative Technology and a

Differentiating Product Offering to TOT

MIAMI & MOSCOW – May 22, 2013 – Net Element International (NASDAQ: NETE), a technology-driven group specializing in electronic commerce and mobile payment processing is pleased to announce today that they have entered into a binding term sheet to acquire Aptito, a next generation, cloud-based point of sale platform for restaurants and operate it through TOT Group (“TOT”), its mobile payments and transaction processing holding company. This proposed acquisition is expected to add innovative technology and a differentiating product offering to TOT.

TOT is a multinational mobile payments and transaction processing holding company which provides a unique range of flexible online and offline payment solutions. Clients include wireless carriers, content providers and merchants. TOT delivers comprehensive, end-to-end payment solutions to enable merchants to reliably accept cashless transactions at the point of sale (POS). From processing of electronic payments at the POS to processing mobile commerce transactions to managing merchant terminals and providing information management services, TOT offers innovative solutions which allow its merchants to streamline their payments resources.

Aptito is a next-generation, cloud-based payments platform, which brings online consumer experience into offline commerce environments via tablet, mobile and all other cloud-connected devices. Aptito’s Restaurant mPOS solution provides restaurants with tools to increase sales, productivity, and customer loyalty. The solution is a tablet-based POS that combines traditional POS functionality with mobile ordering, payments, social media, intelligent offers, mobile applications, loyalty, and transactional data all in one solution with Aptito’s cloud-based payments platform at the center of it all. Restaurant staff can place orders directly from their mobile phones which instantaneously print in the kitchen. Accepting payments at table-side enables faster service and less wait time for consumers. Aptito’s “visual” point of sale concept is designed to speed up the learning curve and increase order input productivity. Additionally, Aptito offers a mobile commerce application that allows any restaurant to deploy mobile ordering tied to the mPOS. Aptito’s Self Ordering Apple® iPad®-based kiosk allows operators to increase sales by providing an automated ordering system which gives customers the speed and convenience that has been lacking in many areas of food industry including Quick Service Restaurants (“QSR”).

“Restaurants equipped with Aptito have experienced key benefits including increased revenue per table, higher customer service scores and now have a tool to drive acquisition and retention of new customers” said Oleg Firer, CEO of Net Element. Adding, “Patrons can instantly use the tablet or other mobile devices to communicate with their social networks to share where they are dining and include images of their favorite dishes. This acquisition will be a strategic addition to TOT Group and one that clearly differentiates us from the competition in an exciting and innovative way.”

“As part of Net Element, Aptito will benefit from TOT Group’s global reach and substantial customer base,” said Gene Zell, CEO of Aptito. Adding, “The addition of Aptito’s functionality to the TOT Group’s suite of services will contribute to their market share gains in key regions.”

On April 26, 2013, Net Element announced that TOT Group’s subsidiary TOT Money took a leadership position in Russia just six month after their debut in the region with Russia’s 2nd largest telecom rating TOT Money as the #1 SMS content provider for two consecutive months: Click here for the press release.

The terms of the proposed acquisition are disclosed in Net Element International’s Form 8-K filed with the SEC on May 22, 2013.

The proposed acquisition is subject to Net Element International’s satisfactory completion of due diligence, the execution of an acquisition agreement and ancillary agreements and documents satisfactory to the parties, and other customary closing conditions.

About Net Element International (NASDAQ: NETE)

Net Element International (NASDAQ: NETE) is a global technology-driven group specializing in electronic commerce, mobile payments and transactional services. The company owns and operates a global mobile payments and transaction processing provider, TOT Group, as well as several popular content monetization verticals. Together with its subsidiaries, Net Element International enables ecommerce and content-management companies to monetize their assets in ecommerce and mobile commerce environments. Its global development centers and high-level business relationships in the United States, Russia and Commonwealth of Independent States strategically position the company for continued growth. The company has U.S. headquarters in Miami and international headquarters in Moscow. More information is available at www.netelement.com.

About Aptito

Aptito, Inc. (“Aptito”) is the new generation of smart, customer engaged, patent-pending payments platform, mobile Point of Sale (“mPOS”), mobile commerce application and self-ordering Apple® iPad®-based kiosk. Through its disruptive, cloud-based payments platform Aptito offers merchants an innovative, socially driven, all-in-one digital software solution that offers a complete package of features for the food-service industry. Aptito’s Restaurant mPOS solution provides restaurants with tools to increase sales, productivity, and customer loyalty. Aptito’s suite of fully linked tools enable inventory management, complete payroll, staff scheduling, patron reservations and digital menus. More capable and less costly than traditional restaurant POS systems, Aptito doesn’t have the steep learning curve associated with typical POS products.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “proposed,” “will,” “may,” “would,” “could,” “should,” “expect,” “expected,” “contemplated,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Net Element International’s plans, intentions and expectations with respect to the proposed acquisition of substantially all of the business assets of Aptito.com, Inc.; Net Element International’s satisfactory completion of due diligence with respect to Aptito.com, Inc. and its business, financial condition, assets and operations; the execution of a contribution agreement and ancillary documents satisfactory to Net Element International; the satisfaction of customary closing conditions; the extent to which the proposed acquisition contributes to market share gains; the extent that Aptito provides benefits to restaurants equipped with the platform, such as increased revenue per table or higher customer service scores; and whether Net Element International or its business continues to grow. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element International and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) the failure for any reason of TOT Group to satisfactorily complete due diligence with respect to Aptito.com, Inc. and its business, financial condition, assets and operations; (ii) the failure of TOT Group to enter into a contribution agreement and ancillary documents with respect to the acquisition of substantially all of the business assets of Aptito.com, Inc.; (iii) if such contribution agreement is entered into, the failure of the proposed acquisition to close for any reason; (iv) risks relating to the consummation of the contemplated acquisition, including the risk that required consents to the acquisition might not be obtained in a timely manner or at all or that other closing conditions are not satisfied; (v) the impact of the proposed acquisition on the markets for Net Element International’s and its subsidiaries’ products and services and on the markets for the products and services of Aptito.com, Inc.; (vi) operating costs and business disruption following the proposed acquisition, including adverse effects on business relationships with third parties; (vii) the future performance of Net Element International following the closing of the proposed acquisition; and (viii) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element International with the Securities and Exchange Commission. Net Element International anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element International assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law

Source: Net Element